
<ARTICLE> 7
<LEGEND>
This schedule contains summary financial information extracted from the American
Premier Underwriters, Inc. 10-K for December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<DEBT-HELD-FOR-SALE>                        $1,441,000
<DEBT-CARRYING-VALUE>                          291,300
<DEBT-MARKET-VALUE>                            292,000
<EQUITIES>                                     112,900<F1>
<MORTGAGE>                                           0
<REAL-ESTATE>                                    1,500
<TOTAL-INVEST>                               1,878,100<F2>
<CASH>                                          68,500
<RECOVER-REINSURE>                               4,600
<DEFERRED-ACQUISITION>                          76,300
<TOTAL-ASSETS>                               3,269,200
<POLICY-LOSSES>                              1,048,800
<UNEARNED-PREMIUMS>                            379,800
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                           23,800
<NOTES-PAYABLE>                                168,800
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        47,000
<OTHER-SE>                                     997,500
<TOTAL-LIABILITY-AND-EQUITY>                 3,269,200
<PREMIUMS>                                   1,306,600
<INVESTMENT-INCOME>                            219,300
<INVESTMENT-GAINS>                              35,000
<OTHER-INCOME>                                 112,800<F3>
<BENEFITS>                                     951,200
<UNDERWRITING-AMORTIZATION>                    263,000
<UNDERWRITING-OTHER>                            44,200
<INCOME-PRETAX>                                332,300<F4>
<INCOME-TAX>                                    82,600
<INCOME-CONTINUING>                            249,700
<DISCONTINUED>                                       0
<EXTRAORDINARY>                               (11,500)
<CHANGES>                                            0
<NET-INCOME>                                   238,200
<EPS-PRIMARY>                                        0<F5>
<EPS-DILUTED>                                        0<F5>
<RESERVE-OPEN>                               1,195,000
<PROVISION-CURRENT>                          1,022,000
<PROVISION-PRIOR>                             (71,000)
<PAYMENTS-CURRENT>                             562,000
<PAYMENTS-PRIOR>                               539,000
<RESERVE-CLOSE>                              1,049,000<F6>
<CUMULATIVE-DEFICIENCY>                         70,000<F7>

<F1>Includes an investment in investee of $36.6 million.
<F2>Includes loans receivable of $30.8 million and other investments of $.6 million.
<F3>Includes equity in net losses of investee of $3.7 million, gain on sale of subsidiary of $50.9 million and other income of $65.6 million.
<F4>Includes policyholder dividends of ($2.8) million, interest charges on borrowed money of $38.8 million and other operating and general expenses of $47.0 million.
<F5>Not applicable since all common shares are owned by American Financial
Corporation and American Financial Group, Inc.
<F6>Gross of reinsurance receivable of $63.0 million.
<F7>Cumulative redundancy in restated reserve at December 31, 1995, as re-estimated at December 31, 1996.

